NYC#: 139632.2

Exhibit A

Joint Filing Agreement

The undersigned hereby agree that this Statement on Schedule 13G/A with respect to the beneficial ownership of shares of Common Stock of Cellectar Biosciences, Inc. is filed jointly, on behalf of each of them.

Rosalind Advisors, Inc.

By: _____________________________

Name: Steven Salamon

Title: President

Rosalind Master Fund L.P.

By: _____________________________

Name: Mike McDonald

Title: Director, Rosalind (Cayman) Ltd. (as General Partner to Rosalind Master Fund)

By: _____________________________

Name: Steven Salamon

Rosalind Opportunities Fund I L.P.

By: _____________________________

Name: Steven Salamon

Title: Director, Rosalind Opportunities Fund I GP. Inc. (as General Partners to Rosalind Opportunities Fund I)

NYC#: 139632.2